Adamis Pharmaceuticals Corporation 8-K

Exhibit 10.1

Adamis Announces Appointment of Meera Desai, Ph.D., to Board of Directors

Appointment of New Director with Significant Experience in Drug Development, Licensing and Commercialization

SAN DIEGO, Oct. 04, 2021 (GLOBE NEWSWIRE) -- Adamis Pharmaceuticals Corporation (Nasdaq: ADMP) today announced the appointment of Meera J. Desai, Ph.D., as a new director and member of the company’s board of directors. Dr. Desai replaces Roshawn Blunt, who retired from the Board effective October 1, 2021.

Richard Williams, Chairman of the Board, commented: “We are pleased to welcome Dr. Desai to the Board and look forward to working with her to pursue long-term value creation. Her substantial expertise in international pharmaceutical licensing, combined with her background in drug development and commercialization will help us refine corporate strategy to maximize our product pipeline. I would also like to thank Roshawn Blunt for her service on the board and for her contributions to Adamis.”

Dr. Desai is the founder and managing partner of Silicon Valley-based Karana Biotech, a boutique advisory firm focused on guiding pharmaceutical and biotech clients through complex international licensing, commercialization, and other strategic transactions. Prior to founding Karana Biotech, she led corporate development efforts for AcelRx Pharmaceuticals (NASDAQ: ACRX). Previously, Dr. Desai was involved in pharmaceutical development for Novartis Pharmaceuticals, Nektar Therapeutics, and ALZA Corporation (a division of Johnson & Johnson). She holds a Bachelor of Arts degree in chemistry from Drew University and a Doctorate in Analytical Chemistry from Iowa State University. Dr. Desai will serve on the Audit, Compensation, and the Nominating and Governance committees of the Adamis Board.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including allergy, opioid overdose, respiratory and inflammatory disease. The Company’s SYMJEPI (epinephrine) Injection products are approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis. The Company’s resubmitted New Drug Application for its naloxone injection product candidate, ZIMHI, for the treatment of opioid overdose, is currently under FDA review. Tempol is in development for the treatment of patients with COVID-19 and a Phase 2/3 clinical trial is underway. For additional information about Adamis Pharmaceuticals, please visit www.adamispharmaceuticals.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to the following statements: and other statements concerning the Company’s future operations and activities. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, which may cause Adamis' actual results to be materially different from the results anticipated by such forward-looking statements. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2020 and subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's website at http://www.sec.gov.

Contact:

Adamis Investor Relations
Robert Uhl
Managing Director
Westwicke ICR
619.228.5886
robert.uhl@westwicke.com